Exhibit 99.1

NEWS RELEASE

Parsley Energy to Participate in Upcoming Conferences

AUSTIN, Texas, June 11, 2015 – Parsley Energy, Inc. (NYSE: PE) today announced that the Company will participate in the Tudor, Pickering, Holt & Co. Hotter N’ Hell Conference in Houston on Wednesday, June 17. The Company will also participate in the Global Hunter Securities 100 Energy Conference to be held in Chicago, during which Bryan Sheffield, Chairman and Chief Executive Officer, is scheduled to make a presentation on Tuesday, June 23. Investor slides will be posted in association with this presentation and can be accessed on the Investor Relations section of Parsley’s website at www.parsleyenergy.com.

About Parsley Energy, Inc.

Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition, development, and exploitation of unconventional oil and natural gas reserves in the Permian Basin in West Texas. For more information, visit our website at www.parsleyenergy.com.

Contact Information

Brad Smith, CFA

Parsley Energy, Inc.

Director, Investor Relations

ir@parsleyenergy.com

(512) 505-5199

Dennard ¡ Lascar Associates

Jack Lascar, jlascar@dennardlascar.com

Lisa Elliott, lelliott@dennardlascar.com

(713) 529-6600

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